UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2011

CORELOGIC, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 First American Way, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-6400

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 9, 2011, the Federal Deposit Insurance Corporation (the “FDIC”), as Receiver of Washington Mutual Bank (“WaMu”), filed a complaint in the United States District Court for the Central District of California against CoreLogic Valuation Services, LLC, f/k/a eAppraiseIT, LLC (“eAppraiseIT”) and several of its current and former affiliates. CoreLogic, Inc. (the “Company”) filed a Current Report on Form 8-K on May 10, 2011 to provide certain information regarding the complaint. The Company is furnishing this Current Report on Form 8-K on May 11, 2011 as additional background information to supplement the initial information provided in the May 10, 2011 Current Report on Form 8-K.

The FDIC complaint alleges that eAppraiseIT was grossly negligent and breached its contract with WaMu in the provision of appraisal services in 2006 and 2007 relating to 194 residential mortgage loans and seeks to recover losses of at least $129 million that WaMu allegedly suffered.

The Company has begun to review the 194 files selected by the FDIC from the over 265,000 appraisals and reviews performed by eAppraiseIT for WaMu. Based on the analysis to date, the Company believes that for more than 85 percent of the loans cited in the FDIC lawsuit on which eAppraiseIT provided services to WaMu, eAppraiseIT’s services consisted of reviews of pre-existing, third-party appraisals provided to it by WaMu, with the vast majority being desk reviews. Based on the analysis to date, the Company believes that less than 15 percent of the loans cited in the FDIC lawsuit on which eAppraiseIT provided services to WaMu involved full appraisals by eAppraiseIT. Under eAppraiseIT’s agreement with WaMu, a desk review does not require any interior or exterior inspection by the reviewer. Rather, the agreement and applicable professional standards recognize that desk reviews are more limited in scope than full appraisals.

The Company continues to believe the FDIC’s factual allegations, legal theories and damage calculations have many flaws, and the Company intends to defend itself vigorously. Given the early stage of this litigation, the Company cannot yet predict the ultimate outcome of the matter or the potential range of damages, if any.

The information contained in this Item 7.01 of Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date: May 11, 2011	By:	/s/ Stergios Theologides
	Name:	Stergios Theologides
	Title:	Senior Vice President, General Counsel and Secretary